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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): OCTOBER 16, 2006



                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                     000-21139              38-3185711
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)




              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)



                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 8.01  OTHER EVENTS.

Dura Automotive Systems, Inc. ("Dura") announced today that its wholly-owned subsidiary, Dura Operating Corp. (the "Company"), will not make the $17,250,000 interest payment due on October 16, 2006 on the Company's outstanding 8-5/8% Senior Notes due 2012 (the "Notes"). The Indenture relating to the Notes (the "Indenture") provides a 30 day grace period before the nonpayment of interest due on the Notes will constitute an event of default under the Indenture. Upon any such event of default, BNY Midwest Trust Company, the Trustee under the Indenture (the "Trustee"), or the holders of at least 25% in principal amount of the outstanding Notes, would be entitled to declare all of the Notes to be due and payable immediately. In addition, under the Indenture, following the thirty-day grace period, the Trustee could pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. Under the Indenture, the Company must pay interest on overdue installments of interest without regard to any grace period at the rate of 9-5/8% per annum. Currently $400.0 million in aggregate principal amount of the Notes is outstanding.

The failure by the Company to make the interest payment on the Notes will constitute an immediate event of default under the Company's asset-based revolving credit facility. The failure by the Company to make the interest payment on the Notes upon the expiration of the 30 day grace period will also constitute an event of default under the Company's outstanding 9% Senior Subordinated Notes due 2009 and Second Lien Term Loan. Upon any such event of default, the applicable trustee or administrative agent, as the case may be, or the holders of at least 25% in principal amount of the outstanding series of Senior Subordinated Notes or Second Lien Term Loan, will be entitled to declare all such indebtedness to be due and payable immediately.

As previously announced, Dura is currently evaluating its capital structure with a focus on reducing its long-term debt. Such a financial restructuring would be in addition to the comprehensive operational restructuring that Dura is undertaking in response to challenging industry conditions. Industry conditions continue to deteriorate, with announcements over the past several weeks from all three North American OEMs of additional significant production cuts. In addition, raw material prices have continued to be at or near record levels. Dura expects that the deterioration of industry conditions will require it to undertake a debt restructuring in the near term.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               DURA AUTOMOTIVE SYSTEMS, INC.


Date:  October 16, 2006        By  /s/ Keith R. Marchiando
                                  ------------------------
                                  Keith R. Marchiando
                                  Vice President, Chief Financial Officer
                                  (Principal accounting and financial officer)


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